Report of Independent
Auditors

Board of Directors
of ACM Government
Spectrum Fund, Inc.

In planning and performing
our audit of the financial
statements of  ACM
Government Spectrum Fund,
Inc. for the year ended
December 31, 1999, we
considered its internal
control, including control
activities for safeguarding
securities, to determine our
auditing procedures for the
purpose of expressing our
opinion on the financial
statements and to comply
with the requirements of
Form N-SAR, and not to
provide assurance on internal
control.

The management of ACM
Government Spectrum Fund,
Inc.  is responsible for
establishing and maintaining
internal control.  In fulfilling
this responsibility, estimates
and judgments by
management are required to
assess the expected benefits
and related costs of internal
control. Generally, internal
controls that are relevant to
an audit pertain to the entitys
objective of preparing
financial statements for
external purposes that are
fairly presented in conformity
with generally accepted
accounting principles.  Those
internal controls include the
safeguarding of assets against
unauthorized acquisition, use,
or disposition.

Because of inherent
limitations in any internal
control, misstatements due to
errors or fraud may occur and
not be detected.  Also,
projections of any evaluation
of internal control to future
periods are subject to the risk
that internal control may
become inadequate because
of changes in conditions, or
that the degree of compliance
with the policies or
procedures may deteriorate.

Our consideration of internal
control would not necessarily
disclose all matters in internal
control that might be material
weaknesses under standards
established by the American
Institute of Certified Public
Accountants. A material
weakness is a condition in
which the design or operation
of one or more of the specific
internal control components
does not reduce to a relatively
low level the risk that errors
or fraud in amounts that
would be material in relation
to the financial statements
being audited may occur and
not be detected within a
timely period by employees
in the normal course of
performing their assigned
functions.  However, we
noted no matters involving
internal control, including
control activities for
safeguarding securities, and
its operation that we consider
to be material weaknesses as
defined above as of
December 31, 1999.

This report is intended solely
for the information and use of
the board of Directors and
management of ACM
Government Spectrum Fund,
Inc. and the Securities and
Exchange Commission and is
not intended to be and should
not be used by anyone other
than these specified parties.






	ERNST & YOUNG
LLP

February 21, 2000